   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1998
                                                      REGISTRATION NO. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                            VASTAR RESOURCES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              95-4446177
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)
                             15375 MEMORIAL DRIVE
                             HOUSTON, TEXAS 77079
                                (281) 584-6155
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                             ALBERT D. HOPPE, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            VASTAR RESOURCES, INC.
                             15375 MEMORIAL DRIVE
                             HOUSTON, TEXAS 77079
                                (281) 584-6027
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ----------------
                         COPIES OF COMMUNICATIONS TO:
      JONATHAN D. EDELFELT, ESQ.                R. JOEL SWANSON, ESQ.
SENIOR COUNSEL AND ASSOCIATE SECRETARY          BAKER & BOTTS, L.L.P.
        VASTAR RESOURCES, INC.                      910 LOUISIANA
         15375 MEMORIAL DRIVE                 HOUSTON, TEXAS 77002-4995
         HOUSTON, TEXAS 77079                      (713) 229-1234
            (281) 584-6155     ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

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
                                            PROPOSED        PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT         MAXIMUM          MAXIMUM        AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE     AGGREGATE      REGISTRATION
       REGISTERED          REGISTERED    PER UNIT(1)(2) OFFERING PRICE(1)      FEE
---------------------------------------------------------------------------------------
Debt Securities......... $300,000,000(2)      100%        $300,000,000       $83,400
---------------------------------------------------------------------------------------

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(1) Estimated solely for purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2) If any Debt Securities are issued at an original issue discount, the amount to be registered shall be deemed to be increased so as to result in an aggregate offering price of all Debt Securities equal to $300,000,000, and the proposed maximum offering price per unit will be deemed to be correspondingly decreased.
                               ----------------
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1998

                                                                      PROSPECTUS

[LOGO OF VASTAR RESOURCES    VASTAR RESOURCES, INC.
APPEARS HERE]                 15375 MEMORIAL DRIVE
                              HOUSTON, TEXAS 77079
                                 (281) 584-6155

                                DEBT SECURITIES

     This prospectus may
     be used to offer and
     sell debt securities
     only if accompanied
     by a prospectus
     supplement.

     The prospectus
     supplement will
     include the specific
     terms of the
     offering, the names
     of the agents and
     underwriters, if
     any, the amount they
     are to be paid and
     the amount of net
     proceeds to the
     Company.

  The Company may periodically issue debt securities on terms determined by market conditions at the time of sale. The debt securities will be general unsecured obligations of the Company. The Company may issue debt securities in one or more series:

  . in various amounts up to an aggregate of $300,000,000;

  . with various maturity dates and interest payment dates;

  . at fixed prices, at prevailing market prices or at negotiated prices;

  . at par value, at a premium to par or with an original issue discount;

  . for U.S. dollars or foreign currencies;

  . represented by certificates or in book-entry form; and

  . subject to redemption, exchange or conversion rights by the holder or the Company.

  The debt securities may be sold:

  . directly to purchasers by the Company;

  . through agents selected by the Company; or

  . through underwriters acting alone or as part of an underwriting syndicate.
  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               November   , 1998

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC filings, filed by us after August 1, 1996, are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities (our file number with the SEC is No.1-13108):

  . Annual Report on Form 10-K for the year ended December 31, 1997;

  . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998,
   June 30, 1998 and September 30, 1998; and

  . Current Report on Form 8-K, dated October 31, 1998 and filed with the SEC on November 9, 1998.

  You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  Jonathan D. Edelfelt, Associate Secretary, Vastar Resources, Inc., 15375 Memorial Drive, Houston, Texas 77079 (Telephone: (281) 584-6155).

  You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

  Vastar Resources, Inc. ("Vastar" or the "Company") was incorporated in Delaware in September 1993 and is one of the nation's leading independent (non-integrated) oil and gas exploration and production companies. Vastar's operations are concentrated in four premier producing regions of the United States--the Gulf of Mexico, Gulf Coast, San Juan Basin and Mid-Continent. Vastar markets substantially all of its natural gas through Southern Company Energy Marketing L.P. ("SCEM"), a limited partnership owned by subsidiaries of Vastar and The Southern Company. Vastar currently owns a 40% interest in SCEM. Vastar directly markets its crude oil and natural gas liquids nationwide.

  Vastar primarily draws from its inventory of internally generated prospects in order to find and develop reserves using advanced technology where it is cost-effective to reduce the risks associated with gas and oil exploration and development. As of December 31, 1997, the Company had proved reserves of approximately 3,153 Bcfe. Vastar treats all of its operations as one business segment.

  Atlantic Richfield Company ("ARCO") owns 80,000,001 shares or 82.2% of Vastar's outstanding Common Stock. For additional information relating to other relationships between the Company and ARCO, including potential conflicts of interest, see Note 5 of the Notes to Consolidated Financial Statements and Item 13 in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                USE OF PROCEEDS

  Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes relating to our oil and gas exploration and production business, including the repayment of debt and loans to and investments in our subsidiaries.


                       RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for the Company and its consolidated subsidiaries for each period indicated is as follows:

       NINE MONTHS                                              THREE MONTHS
          ENDED            TWELVE MONTHS ENDED DEC. 31             ENDED
      SEPTEMBER 30,     --------------------------------------    DEC. 31,
          1998           1997      1996      1995      1994         1993
          ----           ----      ----      ----      ----         ----
           2.5          5.9       5.1       2.0       3.3           1.2

  The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings include income before income taxes and fixed charges. Fixed charges include interest, amortization of debt expense and the estimated interest component of rentals.

                         DESCRIPTION OF DEBT SECURITIES


  The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which such general provisions may apply will be described in a prospectus supplement relating to that series.

  We will issue the debt securities under the indenture dated as of January 1, 1995, and supplemented May 18, 1995, and on April 16, 1998, among Vastar Resources, Inc., Harris Trust and Savings Bank, as successor trustee (the "Trustee") and its affiliate, Bank of Montreal Trust Company, as paying agent (collectively, the "Indenture"). This prospectus briefly outlines some of the Indenture provisions. We have included italicized parenthetical references below which refer to the article and section numbers in the Indenture so that you can easily locate these provisions in the Indenture. If you would like more information on these or other provisions of the Indenture, you may review the Indenture that we filed with the SEC. See "Where You Can Find More Information" to obtain a copy of the Indenture.

  General. The Indenture (i) does not limit the aggregate principal amount of debt securities that can be issued by the Company and (ii) provides that we may periodically issue debt securities in one or more series, in an aggregate principal amount authorized by our board of directors prior to issuance. All securities issued under the Indenture will be general unsecured obligations of the Company. The Indenture does not limit the amount of other unsecured indebtedness or securities that may be issued by the Company.

  Unless otherwise indicated in a prospectus supplement, the debt securities will not benefit from any covenant or other provision that would afford holders special protection in the event of a highly leveraged transaction involving the Company, except for any protection provided by the provisions described below under "Limitation on Liens."

  The prospectus supplement may contain the following terms with respect to each series of the debt securities:

    (1) the title and aggregate principal amount of the debt securities of that series;

    (2) the date or dates on which the debt securities of that series will mature;

    (3) the rate or rates (which may be fixed or variable) per annum, if any, at which the debt securities of that series will bear interest or the method of determining such rate or rates;

    (4) the date or dates from which interest, if any, will accrue and the date or dates at which interest, if any, will be payable;

    (5) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision;

    (6) the terms for conversion or exchange, if any, of the debt securities of that series;

    (7) whether those debt securities will be issued in fully registered form or in bearer form or any combination of these forms;

    (8) whether those debt securities will be issued in the form of one or more global securities and whether those global securities will be issued in temporary global form or permanent global form;

    (9) the currency, currencies or currency units in which the debt securities of that series will be denominated and in which the principal of, and premium and interest, if any, on those debt securities will be payable;

    (10) the rights of the Company or a holder to elect, or the other circumstances under which, payment on the debt securities of that series is to be made in a currency other than that in which the securities of that series are denominated; and

    (11) any other specific terms of the debt securities of that series.

  The prospectus supplement may contain information with respect to additional covenants that may be included in the terms of a series of debt securities. (Section 301)

  No service charge will be made for any registration of transfer or exchange of the debt securities, but the Company may require the holder to pay any applicable tax or other governmental charge. (Section 305)

  To the extent the Company conducts its operations through subsidiaries, the holders of debt securities will have a junior position to any creditors of the Company's subsidiaries.

  Debt securities of any series may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations relating to debt securities will be described in the prospectus supplement relating to the debt securities.

  If debt securities of any series are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on debt securities of any series is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to the series and the foreign currency or currency unit will be set forth in the prospectus supplement relating to such debt securities.

  Limitation on Liens. The Indenture provides that, so long as any debt securities issued under the Indenture are outstanding, the Company will not, and will not permit any of its subsidiaries to, issue, assume or guarantee any indebtedness secured by a mortgage, lien, pledge or other encumbrance ("Liens") on any property or assets of the Company or any of its subsidiaries unless the debt securities (and any other indebtedness ranking equally with the debt securities if the Company so determines) will be secured equally and ratably with (or prior to) such indebtedness so long as such indebtedness is so secured. This restriction will not apply to:

    (1) Liens existing on the date of the Indenture or provided for under the terms of agreements existing on such date;

    (2) Liens affecting property of a business existing at the time it is acquired or at the time it is merged into or consolidated with the Company or a subsidiary of the Company;

    (3) Liens on property existing at the time of acquisition of that property or incurred to secure payment of the purchase price or to secure indebtedness incurred prior to, at the time of, or within 24 months after the acquisition of that property for the purpose of financing all or part of the purchase price;

    (4) Liens on property to secure all or part of the cost of exploration, drilling or development of the property or all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or asset, real or personal, or improvements used in connection with that property or Liens to secure indebtedness incurred by the

  Company or any subsidiary to provide funds for any such activities;

    (5) Liens that secure only indebtedness owing by a subsidiary of the Company to the Company or to another subsidiary of the Company;

    (6) Liens to secure indebtedness incurred in connection with pollution control or abatement facilities or other forms of industrial revenue bond financing and Liens to government entities;

    (7) Ordinary Course Liens (as defined in the Indenture) of the Company or any of its subsidiaries; and

    (8) any extension, renewal or replacement of any Lien referred to in clauses (1) through (7) above.

  The Company and any one or more of its subsidiaries may, without securing the debt securities, issue, assume or guarantee indebtedness secured by a Lien which would otherwise be subject to the Lien restrictions. The aggregate principal amount of this indebtedness, together with all other indebtedness of the Company and its subsidiaries so secured at any one time, may not exceed 10% of consolidated net tangible assets of the Company and its consolidated subsidiaries. Under the Indenture, the following types of transactions will not be deemed to create indebtedness secured by Liens:

    (1) the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

    (2) Liens required by any contract or statute in order to permit the Company or a subsidiary of the Company to perform any contract or subcontract made by it with or at the request of the United States, any state or any department, agency or instrumentality of either. (Section
  1005)

  The Indenture defines the term "indebtedness" of a person as all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by that person for the repayment of money borrowed and all payment obligations of that person as lessee under capital leases. Under the Indenture, all indebtedness upon which a person customarily pays interest, if secured by a lien upon property owned by the Company or any subsidiary of the Company, will be deemed to be indebtedness of such person, although such person has not assumed or become liable for the payment of such indebtedness. All indebtedness of others guaranteed as to payment of principal by any person or in effect guaranteed by that person through a contingent agreement to purchase such indebtedness will also be deemed to be indebtedness of that person. Indebtedness of a person will not include amounts payable out of all or a portion of the oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources produced, derived or extracted from properties owned or developed by that person. (Section 101)

  The Indenture defines the term "consolidated net tangible assets" as the total amount of assets of the Company and its subsidiaries on a consolidated basis after deducting:

    (1) all current liabilities (excluding any which are, by their terms, extendible or renewable at the option of the Company or its subsidiaries to a time more than 12 months after the determination date); and

    (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets. (Section 101)

  The Indenture defines the term "subsidiary" of the Company as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company, by one or more other subsidiaries, or by the Company together with one or more other subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section
101)

  Events of Default. Unless otherwise provided with respect to any series of debt securities, the following are events of default under the Indenture with respect to any series of debt securities issued under the Indenture:

    (1) failure to pay principal of (or premium, if any, on) any debt security of that series when due;

    (2) failure to pay any interest on any debt security of that series when due, continued for 30 days;

    (3) failure to deposit any mandatory sinking fund payment, when due, in respect of the debt securities of that series, continued for 30 days;

    (4) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of another series of debt securities), continued for 90 days after written notice as provided in the Indenture;

    (5) certain events of bankruptcy, insolvency or reorganization; and

    (6) any other event of default that may be specified with respect to the debt securities of that series. (Section 501)

  If an event of default occurs with respect to any outstanding series of debt securities as described in clause (1), (2), (3) or (6) above, the principal amount of all outstanding debt securities of such series may be declared due and payable immediately by either:

    (1) the Trustee; or

    (2) the holders of at least 25% in principal amount of that series.

  If an event of default occurs as described in clause (4) above, the principal amount of all outstanding debt securities may be declared due and payable immediately by either:

    (1) the Trustee; or

    (2) the holders of at least 25% in principal amount of all outstanding debt securities under the Indenture.

  If an event of default described in clause (5) occurs, the principal amount of all outstanding debt securities issued under the Indenture will immediately be due and payable without any act required on the part of the Trustee or any holder.

  At any time after a declaration of acceleration with respect to a series of debt securities has been made, the holders of a majority in principal amount of the outstanding debt securities of the series (or holders of a majority in principal amount of all outstanding debt securities, if the acceleration has been declared by all holders) may, under certain circumstances, rescind and annul such acceleration. This recision or annulment must be made before a judgment or decree for payment of the debt securities has been obtained. (Section 502) Depending on the terms of other indebtedness of the Company outstanding from time to time, an event of default under the

Indenture may give rise to cross-defaults on such other indebtedness of the Company.

  The Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of debt securities of that series notice of all defaults known to it that have not been cured or waived. The Trustee may withhold notice of defaults other than payment defaults if it determines in good faith that withholding such notice is in the interest of the holders of debt securities of that series. The Trustee will not give notice of defaults, other than payment defaults, until at least 30 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company under the Indenture. For the purpose of this provision, "default" means any event which is, or would become (after notice or lapse of time, or both), an "event of default" as described above. (Section 602)

  The holders of a majority in principal amount of the outstanding debt securities of any series (or, in certain cases, a majority in principal amount of all outstanding debt securities under the Indenture) have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series (or of all outstanding debt securities under the Indenture). (Section
511) The Indenture provides that in case an event of default shall occur and be continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. (Section 601) Subject to those provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of the holders of debt securities unless they have offered to the Trustee satisfactory security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (Section 603)

  The holders of a majority in principal amount of the outstanding debt securities of any series (or, in certain cases, a majority in principal amount of all outstanding debt securities under the Indenture) may on behalf of the holders of all debt securities of the series (or of all outstanding debt securities under the Indenture) waive any past default under the Indenture, except:

    (1) a default in the payment of the principal of (or premium, if any) or interest on any debt security; or

    (2) provisions under the Indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected. (Section 512)

  The holders of a majority in principal amount of the outstanding debt securities affected by a default may on behalf of the holders of all such debt securities waive compliance by the Company with the provisions described under "Limitation on Liens" above and provisions of the Indenture requiring the Company to maintain its existence as a corporation. (Section 1007)

  The Company is required to furnish to the Trustee a statement annually as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1006)

  Modification. Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities under the Indenture affected by such change. However, without the consent of each holder affected by such change, no modification or amendment may:

    (1) change the stated maturity date of the principal of, or any installment of interest on, any debt security;

    (2) reduce the principal amount of, or the premium (if any) or interest on, any debt security;

    (3) change the place or the currency, currencies or currency unit or units in which the principal of, or premium (if any) or interest on, any debt security is to be paid;

    (4) impair the right to institute suit for the enforcement of any payment on any debt security; or

    (5) reduce the percentage in principal amount of outstanding debt securities required to consent to a modification or amendment of the Indenture or to a waiver of compliance with certain provisions of the Indenture or to a waiver of certain defaults. (Section 902)

  The Indenture provides that the Company and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional events of default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in the Indenture. The Trustee may take such action to cure ambiguities or inconsistencies only if it does not adversely affect the interests of the holders of the debt securities in any material respect. (Section 901)

  Consolidation Merger and Sale of Assets. The Company, without the consent of any holders of outstanding debt securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any person, provided that:

    (1) the person formed by such consolidation or into which the Company is merged or which acquires or leases such assets of the Company assumes by supplemental indenture the Company's obligations on the debt securities and under the Indenture;

    (2) after giving effect to the transaction, no event of default and no event which would become an event of default (after notice or lapse of time or both), has occurred and is continuing; and

    (3) other conditions described in the Indenture are met.

  Upon compliance with these provisions, the Company will (except in the case of a lease) be relieved of its obligations under the Indenture and the debt securities. (Article Eight)

  Discharge of Certain Covenants. The Company may terminate its obligations under the Indenture with respect to any series of debt securities, other than its obligation to pay the principal of (and premium, if any) and interest on the debt securities of that series and certain other obligations, if it:

    (1) irrevocably deposits with the Trustee money or U.S. government obligations maturing as to principal and interest sufficient to pay the principal of, any interest on, and any mandatory sinking funds in respect of, all outstanding debt securities of that series on the stated maturity of such payments or on any redemption date; and

    (2) complies with any additional conditions applicable to the satisfaction and discharge of the Indenture with respect to that series of debt securities. (Section 401)

  Defeasance. The supplemental indenture for any series of debt securities may also provide for legal defeasance of that series. In those cases, the Company:

    (1) irrevocably deposits money or U.S. government obligations as described above;

    (2) makes a request to the Trustee to be discharged from its obligations on the debt securities of such series; and

    (3) complies with any additional conditions applicable with respect to legal defeasance of debt securities of such series;

then the Company will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of that series and all obligations under the Indenture related to such series shall be completely discharged, and the holders thereof shall thereafter be entitled only to payment out of the money or U.S. government obligations deposited with the Trustee. If the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment, the Company's obligations may be revived and restated. (Sections 403 and 404)

  The Indenture defines "U.S. government obligations" as direct, noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof. (Section 401)

  Form, Exchange, Registration and Transfer. Under the Indenture, debt securities may be issued in definitive form as registered debt securities, as bearer debt securities or both. (Section 301) The prospectus supplement relating to a particular series of debt securities may contain terms relating to the form, exchange, registration and transfer of bearer debt securities (which may be more or less restrictive than terms described in this prospectus for registered debt securities) and debt securities issuable in temporary or permanent global forms.

  Registered debt securities of any series will be exchangeable for other registered debt securities of the same series and tenor and the same aggregate principal amount, but may be in different authorized denominations.

  Registered debt securities may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by the Company and identified in the applicable prospectus supplement. The transfer form printed on the registered debt security must be completed and signed. There will be no service charge payable to the security registrar or transfer agent, but the holder will be required to pay any taxes and other governmental charges that may apply. The transfer or exchange will occur when the security registrar or transfer agent is satisfied with the documents of title and identity of the person making the request. (Section 305) The Company has appointed the Bank of Montreal Trust Company, an affiliate of the Trustee, as the security registrar.

  The Company may at any time rescind the designation of any transfer agent named in a prospectus supplement or approve a change in the location through which any such transfer agent acts. If debt securities of a series are issuable solely as registered debt securities, however, the Company will be required to maintain a transfer agent in each place of payment for that series. The Company may at any time designate additional transfer agents. (Section 1002)

  In the event of any redemption in part, the Company will not be required to:

    (1) issue, register the transfer of or exchange any registered debt securities of any series which has been called for redemption during a period beginning 15 days prior to the selection of debt securities for redemption and ending on the close of business on the day the relevant notice of redemption has been mailed; or

    (2) register the transfer of or exchange any registered debt security, or portion thereof, which has been called for redemption, except the unredeemed portion of any registered debt security being redeemed in part. (Section 305)

  Payment and Paying Agents. Unless otherwise indicated in an applicable prospectus supplement, the Company will pay principal of and any premium and interest on registered debt securities in the designated currency at the office of the paying agent or agents designated by the Company from time to time. The Company may elect to pay interest by check mailed to the holder at the holder's address set forth in the security register. Payment of any installment of interest on any registered debt security will be made to the person in whose name the registered debt security is registered at the close of business on the regular record date for such interest, unless otherwise indicated in an applicable prospectus supplement. (Section 307)

  The corporate trust office of the Bank of Montreal Trust Company, an affiliate of the Trustee, in New York, New York, will be designated as a paying agent for the Company with respect to debt securities issued solely as registered debt securities, unless otherwise indicated in an applicable prospectus supplement. The Company may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place of payment required for each series of debt securities. (Section 1002)

  All money paid by the Company to a paying agent for the payment of principal of and any premium or interest on any debt security which remains unclaimed for three years after such principal, premium or interest was due will be repaid to the Company (subject to applicable escheat laws). The holder of any debt security or coupon entitled to such payment will thereafter look only to the Company for such payment. (Section 1003)

  Book-Entry Debt Securities. Some or all of the debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. The specific terms of any depositary arrangement with respect to any portion of a series of debt securities and the rights of and limitations on the owners of beneficial interests in any such global debt security will be described in the applicable prospectus supplement. (Section
204)

  Meetings. The Indenture contains provisions for convening meetings of the holders of debt securities of any or all series. (Section 1301) A meeting of the holders of any series may be called at any time by the Trustee or upon request by the Company or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in each case upon notice given as described under "Notices" below. (Section 1302)

  Generally, resolutions presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of (i) a majority in principal amount of the outstanding debt securities of the series, or (ii) a specified percentage in principal amount of the outstanding debt securities of the series, which is less than a majority, where the Indenture states that the action described in the resolution may be taken by this specified percentage. However, these provisions would not permit the adoption of resolutions modifying or amending the Indenture which require the consent of the holders of each outstanding debt security affected, as described under "Modifications" above.

  Any resolution properly passed and any action properly taken at any meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series and any related coupons. The quorum at any meeting of holders of outstanding debt securities of any series called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of that series. (Section 1304)

  Notices. Notices to holders of registered debt securities will be given by mail to the addresses of such holders as they appear in the security register. (Section 107)

  The Trustee. The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims and to realize on certain property received with respect to such claims, as security or otherwise. (Section 613) The Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest (as defined), it must eliminate that conflict or resign. (Section 608)

  The paying agent, who is an affiliate of the Trustee, has made loans to the Company and its subsidiaries and affiliates from time to time in the ordinary course of business and at prevailing interest rates under agreements with commercial bank groups. In addition, the paying agent may from time to time serve as a depositary of funds of, and perform other services for, the Company.

                              PLAN OF DISTRIBUTION

  The Company may sell the debt securities:

    (1) directly to a limited number of institutional purchasers or to a single purchaser;

    (2) through agents selected by the Company; or

    (3) through underwriters acting alone or as part of a syndicate.

  The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement with respect to each series of debt securities offered will set forth the terms of the offering with respect to that series, including:

    (1) the name or names of any underwriters;

    (2) the purchase price of the debt securities offered;

    (3) the amount of any underwriting discounts and other items constituting underwriters' compensation;

    (4) the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

    (5) terms of any redemption, exchange or conversion rights of holders or the Company;

    (6) the proceeds to the Company from such sale; and

    (7) any securities exchanges on which that series of debt securities may be listed.

  If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered debt securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Debt securities may be sold directly by the Company to investors, dealers or otherwise, or periodically through agents designated by the Company. Any agent involved in the offer or sale of debt securities will be named in the prospectus supplement for the offering. The amount of any commissions payable by that Company to such agent will be set forth in the prospectus supplement. Any such agent will be acting on a best efforts basis for the period of its appointment unless otherwise indicated in the prospectus supplement.

  The Company may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase debt securities from the Company at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If the Company elects to authorize such delayed delivery contracts, payment and delivery of debt securities will be subject only to those conditions described in that prospectus supplement.

  Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers or agents may also be entitled to contribution from the Company with respect to payments that they may be required to make with respect to those liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  You have no assurance that a secondary market will be created for any series of debt securities or, if such a market is created, that it will continue.

                 PRINCIPAL STOCKHOLDER; CONTROL OF THE COMPANY

  As of the date of this Prospectus, ARCO owns 80,000,001 shares of the Company's common stock, representing approximately 82.2% of the outstanding shares of common stock.

  Under applicable provisions of the General Corporation Law of Delaware, ARCO will therefore be able, acting alone, to elect the entire Board of Directors of the Company and to approve any action requiring stockholder approval. The retention by ARCO of more than a majority of the outstanding voting stock will preclude any acquisition of control of the Company not favored by ARCO.

  ARCO, including its subsidiaries, constitutes one of the largest integrated enterprises in the petroleum industry.


                                    EXPERTS

  PricewaterhouseCoopers LLP, formerly known as Coopers & Lybrand L.L.P., independent accountants, audited the Company's consolidated financial statements which are incorporated by reference in this prospectus in reliance on the authority of PricewaterhouseCoopers LLP, as experts in accounting and auditing.

  The statement of combined revenues and direct operating expenses for certain oil and gas assets acquired from certain subsidiaries of Mobil Oil Corporation for the year ended December 31, 1997 included in the Company's Current Report on Form 8-K dated October 31, 1998, filed with the SEC on November 9, 1998, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such statement is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The information incorporated by reference herein regarding the total proved reserves of the Company as of December 31, 1997 was prepared by the Company and reviewed by Ryder Scott Company Petroleum Engineers in reliance on that firm as experts with respect to those matters.

                          VALIDITY OF DEBT SECURITIES

  The validity of the debt securities offered hereby will be passed on for the Company by Albert D. Hoppe, Esq., Vice President, General Counsel and Secretary of Vastar Resources, Inc., 15375 Memorial Drive, Houston, Texas 77079. As of October 31, 1998, Mr. Hoppe owned directly options to purchase 67,358 shares of such stock. Certain legal matters in connection with the debt securities may be passed on for the underwriters, dealers or agents by Baker & Botts, L.L.P., Houston, Texas.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following tables set forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

      Securities and Exchange Commission Fee.......................... $ 83,400
      Printing Expenses............................................... $ 50,000
      Accounting Fees and Expenses.................................... $ 45,000
      Legal Fees and Expenses......................................... $ 40,000
      Rating Agency Fees.............................................. $230,000
      Transfer Agent Fees............................................. $  3,000
      Trustee Fees and Expenses....................................... $ 11,000
      Miscellaneous Expenses.......................................... $  8,000
                                                                       --------
          Total....................................................... $470,400
                                                                       ========

  All these expenses, except the Securities and Exchange Commission registration fee, represent estimates only.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Reference is made to Section 25 of the By-Laws of the Company as set forth below.

  Section 25 of the By-Laws of the Company provides:

    "(a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of such person's heirs, personal representatives and estate; provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section shall include the right to be paid by the Company any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, payment shall be made to or on behalf of such person only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The rights to indemnification conferred in this Section shall be deemed to be a contract between the Company and each person who serves in the capacities described above at any time while this
  Section is in effect. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company arising hereunder.

    (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Company to recover payments by the Company for expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such action brought by the claimant, be a defense to the action.

    (c) Non-exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors, or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

    (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

    (e) Indemnity Agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate.

    (f) Indemnification of Employees and Agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section 25."

    The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation such as the Company to include in its certificate of incorporation a provision that eliminates or limits the ability of the Company and its stockholders to recover monetary damages from a director for breach of fiduciary duty as a director; but does not permit such a provision to eliminate or limit the liability of a director for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase which is illegal under certain provisions of Delaware law or
  (iv) any transaction from which the director derived an improper personal benefit.

    Under an Insurance Services Agreement between ARCO and the Company, ARCO provides the Company with insurance coverage under ARCO's Directors' and Officers' Liability Insurance, which currently has a limit of $210 million, to the extent authorized by the By-Laws of the Company and the laws of the State of Delaware.

    Reference is also made to the indemnification provisions in the Underwriting Agreement and the Distribution Agreement filed as Exhibits to this Registration Statement.

ITEM 16. EXHIBITS.

     1*        Form of proposed Underwriting Agreement (filed with the Securities and Ex-
               change Commission (the "Commission") as Exhibit 1.1 to Vastar Resources,
               Inc. ("Vastar") Registration Statement on Form S-3 (Registration
               No. 33-86310) (Commission File No. 1-13108) and incorporated herein by reference).

     4.1*      Indenture, dated as of January 1, 1995, between the Company and
               NationsBank of Texas, N.A., Trustee (filed with the Commission as Exhibit
               4.1 to Vastar's report on Form 10-K for the year ended December 31, 1994
               (Commission File No. 1-13108) and incorporated herein by reference).

     4.2*      Supplemental Indenture, dated May 18, 1995, by and among Vastar Resources,
               Inc., NationsBank of Texas N.A., Harris Trust and Savings Bank and Bank of
               Montreal Trust Company (filed with the Commission as Exhibit 4 to Vastar's
               Current Report on Form 8-K, dated May 5, 1995 (Commission File
               No. 1-13108) and incorporated herein by reference).

     5         Opinion with consent of Albert D. Hoppe, Esq., Vice President, General
               Counsel and Secretary of the Company.

     12        Statement of computation of ratio of earnings to fixed charges.

     23.1      Consent of Albert D. Hoppe, Esq., Vice President, General Counsel and Sec-
               retary of the Company (included in Exhibit 5).

     23.2      Consent of PricewaterhouseCoopers LLP.

     23.3      Consent of Ryder Scott Company Petroleum Engineers.

     23.4      Consent of Ernst & Young LLP.

     24        Power of Attorney is set forth on the signature page hereof.

     25        Statement of Eligibility and Qualification under Trust Indenture Act of
               1939 of Harris Trust and Savings Bank.

--------
* Incorporated by reference

ITEM 17. UNDERTAKINGS.

  (a) Undertaking Pursuant to Rule 415.

  The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

  The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Undertaking in Respect of Indemnification.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described and the documents referenced under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) Undertaking in respect of prospectus omitting certain information.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON NOVEMBER 12, 1998.

                                      VASTAR RESOURCES, INC.
                                       (Registrant)

                                              /s/ Charles D. Davidson
                                      By:______________________________________
                                          Charles D. Davidson, President and
                                                Chief Executive Officer

                                ---------------

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH OF THE UNDERSIGNED OFFICERS AND/OR DIRECTORS OF THE REGISTRANT HEREBY CONSTITUTES AND APPOINTS MICHAEL E. WILEY, CHARLES D. DAVIDSON AND STEVEN J. SHAPIRO, AND EACH OF THEM, AS HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD TO EXECUTE ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT IN THE CAPACITIES SET FORTH OPPOSITE HIS OR HER NAME, AND TO FILE THE SAME, WITH EXHIBITS THERETO, AND ANY OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURE                           TITLE                        DATE
             ---------                           -----                        ----

      /s/ Michael E. Wiley            Michael E. Wiley
------------------------------------  Chairman of the Board and         November 12, 1998
          Michael E. Wiley             Director


    /s/ Charles D. Davidson           Charles D. Davidson
------------------------------------  President, Chief Executive        November 12, 1998
        Charles D. Davidson            Officer and Director
   (Principal executive officer)

     /s/ Steven J. Shapiro            Steven J. Shapiro
------------------------------------   Senior Vice President, Chief
         Steven J. Shapiro             Financial Officer and
   (Principal financial officer)       Director                         November 12, 1998


     /s/ Jimmie D. Callison           Jimmie D. Callison
------------------------------------   Director                         November 12, 1998
         Jimmie D. Callison

      /s/ Terry G. Dallas             Terry G. Dallas
------------------------------------   Director                         November 12, 1998
          Terry G. Dallas

             SIGNATURE                           TITLE                        DATE
             ---------                           -----                        ----

      /s/ Marie L. Knowles            Marie L. Knowles
------------------------------------   Director                         November 12, 1998
          Marie L. Knowles

      /s/ Robert C. LeVine            Robert C. LeVine
------------------------------------   Director                         November 12, 1998
          Robert C. LeVine

     /s/ William D. Schulte           William D. Schulte
------------------------------------   Director                         November 12, 1998
         William D. Schulte

    /s/ William E. Wade, Jr.          William E. Wade Jr.
------------------------------------   Director                         November 12, 1998
        William E. Wade, Jr.

      /s/ Joseph P. McCoy             Joseph P. McCoy
------------------------------------   Vice President and Controller    November 12, 1998
          Joseph P. McCoy
   (principal accounting officer)

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                  DESCRIPTION
 -------                                -----------
     1*    Form of proposed Underwriting Agreement (filed with the Securities and Exchange Commission (the "Commission") as Exhibit 1.1 to Vastar
           Resources, Inc. ("Vastar") Registration Statement on Form S-3 (Reg-
           istration No. 33-86310) (Commission File No. 1-13108) and incorpo-
           rated herein by reference).
     4.1*  Indenture, dated as of January 1, 1995, between the Company and
           NationsBank of Texas, N.A., Trustee (filed with the Commission as
           Exhibit 4.1 to Vastar's report on Form 10-K for the year ended De-
           cember 31, 1994 (Commission File No. 1-13108) and incorporated herein by reference).
     4.2*  Supplemental Indenture, dated May 18, 1995, by and among Vastar Re-
           sources, Inc., NationsBank of Texas N.A., Harris Trust and Savings
           Bank and Bank of Montreal Trust Company (filed with the Commission as Exhibit 4 to Vastar's Current Report on Form 8-K, dated May 5,
           1995 (Commission File No. 1-13108) and incorporated herein by refer-
           ence).
     4.3*  Second Supplemental Indenture, dated as of April 16, 1998, by and among Vastar Resources, Inc., Harris Trust and Savings Bank, as
           Trustee and Bank of Montreal Trust Company, as paying agent (filed with the Commission as Exhibit 4 to Vastar's report on Form 10-Q for the quarter ended March 31, 1998 (Commission File No. 1-13108) and incorporated herein by reference).
     5     Opinion with consent of Albert D. Hoppe, Esq., Vice President,
           General Counsel and Secretary of the Company.
    12     Statement of computation of ratio of earnings to fixed charges.
    23.1   Consent of Albert D. Hoppe, Esq., Vice President, General Counsel
           and Secretary of the Company (included in Exhibit 5).
    23.2   Consent of PricewaterhouseCoopers LLP.
    23.3   Consent of Ryder Scott Company Petroleum Engineers.
    23.4   Consent of Ernst & Young LLP.
    24     Power of Attorney is set forth on the signature page hereof.
    25     Statement of Eligibility and Qualification on Form T-1 under Trust
           Indenture Act of 1939 of Harris Trust and Savings Bank.

--------
* Incorporated by reference